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                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: August 1, 1998
                        (Date of earliest event reported)

                        Central Reserve Life Corporation
             (Exact Name of Registrant as specified in its charter)

              Ohio                       0-8483                34-1017531
              ----                       ------                ----------
(State or other jurisdiction       (Commission File          (IRS Employer
      of Incorporation)              Number)              Identification Number)

      17800 Royalton Road, Strongsville, Ohio                      44136
      ---------------------------------------                      -----
      (Address of Principal Executive Offices)                   (Zip Code)

                                 (440) 572-2400
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.    Other Events.

         On August 1, 1998, Central Reserve Life Insurance Company ("Central"), a wholly- owned subsidiary of the Company, entered into an agreement with United Benefit Life Insurance Company ("UBL") to reinsure 100% of the major medical policies of UBL, covering approximately 100,000 lives with estimated annual premiums of $100 million. Concurrently, Central ceded 80% of the business to Reassurance Company of Hannover ("Hannover"), thereby assuming a net risk of 20%. Reserves for estimated claims of $36,500,000 were assumed by Central for which UBL transferred assets of $16,500,000, net of a $20,000,000 ceding allowance provided by Central. Central received a $20,000,000 ceding allowance from Hannover for the 80% thereby creating a zero effect on statutory surplus regarding the allowances. The agreement also provides Central with access to UBL's current sales force.

         Reference is made to the News Release attached as Exhibit 99.1 hereto.


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Item 7.    Financial Statements and Exhibits.

    (c)    Exhibits

           99.1     Press Release dated August 3, 1998


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 14, 1998             CENTRAL RESERVE LIFE CORPORATION

                                      By:  /s/   Frank W. Grimone
                                        ------------------------------------
                                          Chief Financial Officer







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                                    EXHIBITS


             Exhibit No.                  Exhibit

                 99.1                     Press Release dated August 3, 1998